Exhibit 99.1

NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) Announces Receipt of Positive Nasdaq Listing Determination

RADNOR, Pa., January 17, 2024 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (“NRx” or the “Company”), a clinical-stage biopharmaceutical company developing therapies for suicidal depression, chronic pain, and PTSD, today announced that on January 16, 2024, the Company was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for the transfer of its listing to The Nasdaq Capital Market, subject to the Company evidencing compliance with all applicable criteria for continued listing on the Capital Market tier, including the $35 million in market value of listed securities (MVLS) and the $1.00 bid price requirements. The Company believes it has already satisfied the market value of listed securities requirement and is working to evidence compliance with the minimum bid price requirement by April 16, 2024, as required by the Panel’s decision. An issuer must evidence compliance with the minimum threshold for at least ten consecutive business days to be deemed by Nasdaq to have complied with the applicable requirement.

“NRx is pleased to share this encouraging news with our shareholders as we continue to meet our drug development milestones as set outlined in our recent communications (NRx Corporate Presentation). This quarter we aim to file our first New Drug Application for NRX-100 (ketamine) for treatment of acute suicidal depression and look forward to announcing top line results from our phase 2b/3 trial of NRX-101 (D-cycloserine/lurasidone) in the treatment of suicidal bipolar depression. These milestones, together with additional updates, are anticipated in advance of the Nasdaq compliance date,” said Stephen Willard, JD, CEO of NRx.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx has partnered with Alvogen Pharmaceuticals around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for ketamine in the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

Cautionary Note Regarding Forward-Looking Statements

This announcement of NRx Pharmaceuticals, Inc. includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the Company's strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the Company's management.

The Company assumes no obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

CORPORATE CONTACTS

Jeremy Feffer

LifeSci Advisors, Inc.

jfeffer@lifesciadvisors.com

Matthew Duffy

Chief Business Officer

mduffy@nrxpharma.com